UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2012

AUTOMATIC DATA PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 974-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 20, 2012, Automatic Data Processing, Inc., a Delaware corporation (the “Company”), entered into a $2 billion 364-Day Credit Agreement (the “364-Day Facility”) and a $1.5 billion Five-Year Credit Agreement (the “Five-Year Facility,” and together with the 364-Day Facility, the “Facilities”) with a group of lenders.  The Five-Year Facility contains an accordion feature under which the aggregate commitment can be increased by $500 million to $2 billion, subject to the availability of additional commitments.  The Facilities replaced the Company’s prior $2 billion 364-day facility and $1.5 billion three-year facility, which were terminated on June 20, 2012.  JPMorgan Chase Bank, N.A. acts as Administrative Agent, and Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., Barclays Bank PLC, and Citibank, N.A., as Syndication Agents for the Facilities. The existing $3.25 billion four-year facility entered into on June 22, 2011 will continue in full force and effect.

Two borrowing options will be available under the Facilities:  (i) a competitive advance option and (ii) a revolving credit option.  The competitive advance option will be provided on an uncommitted competitive advance basis through an auction mechanism.  The revolving credit option will be provided on a committed basis.  Under each option, amounts borrowed and repaid may be reborrowed subject to availability under each Facility.

The Lenders’ commitments under the 364-Day Facility will expire on June 19, 2013 and any borrowings outstanding will mature and be payable on such date (or, at the option of the Company, subject to the accuracy of all representations and warranties and the absence of any default, on June 19, 2014).  The Lenders’ commitments under the Five-Year Facility will expire and the borrowings thereunder will mature on June 20, 2017.

Under each Facility, interest under a competitive advance option will be payable at the rates obtained from bids selected by the Company in accordance with the competitive auction procedures set forth in each Facility.

At the Company’s option, revolving loans under the 364-Day Facility will bear interest at a rate per annum equal to (i) the 364-Day Facility Applicable Rate plus a LIBOR-based rate for a one, two, three or six month interest period as selected by the Company, or (ii) the 364-Day Facility Applicable Rate plus the Alternate Base Rate.

The 364-Day Facility Applicable Rate means a rate per annum equal to 40% of the Markit CDX North American Investment Grade Index, but not less than (i) prior to June 19, 2013, 0.20% per annum and (ii) on and after June 19, 2013, 0.30% per annum; provided that for any loans using Alternate Base Rate, the 364-Applicable Rate will be reduced by1% per annum (but shall in no event be less than 0%).

Alternate Base Rate means a rate per annum determined by reference to the highest of (i) JPMorgan Chase Bank, N.A.’s prime rate, (ii) the federal funds effective rate plus 0.50%, and (iii) a LIBOR-based rate for a one month interest period plus 1%.

At the Company’s option, revolving loans under the Five-Year Facility will bear interest at a rate per annum equal to (i) the Five-Year Facility Applicable Rate plus a LIBOR-based rate for a one, two, three or six month interest period as selected by the Company, or (ii) the Five-Year Facility Applicable Rate plus the Alternate Base Rate.

The Five-Year Facility Applicable Rate means a rate per annum ranging from 40% to 65% of the Markit CDX North American Investment Grade Index (but in no event less than the minimum rates ranging from 0.30% to 0.50% per annum) depending on the Company’s issuer rating established by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc.; provided that for any loans using the Alternate Base Rate, the Five-Year Facility Applicable Rate will be reduced by 1% per annum (but shall in no event be less than 0%).

In addition, the Company will pay a commitment fee on the aggregate unused commitments as follows: (i) in the case of the 364-Day Facility, at a rate of 0.0175% per annum, and (ii) in the case of the Five-Year Facility, at a rate (ranging from 0.04% to 0.1%) determined by Company’s issuer rating established by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc.  Also, the Company will pay a term-out fee of 0.75% of the amount of any loans outstanding under the 364-Day Facility after June 19, 2013.

The Facilities’ other terms are substantially similar to the terms of the facility they replaced, including customary covenants that restrict the Company’s and its borrowing subsidiaries’ ability to create liens or other encumbrances, enter into sale and leaseback transactions and enter into consolidations, mergers and transfers of all or substantially all of their respective assets.  Each Facility contains customary events of default which would permit the lenders to accelerate the loans, including the failure to make timely payments under a Facility or other material indebtedness, the failure to satisfy covenants, and specified events of bankruptcy and insolvency.

The Company has agreed to guarantee any obligations of any of its subsidiaries that are entitled to borrow the funds under each Facility.  Borrowings under the Facilities may be used for general corporate purposes.

The Facilities are led by J.P. Morgan Securities LLC,  Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Wells Fargo Securities, LLC, Barclays Bank PLC, and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners.  Deutsche Bank Securities Inc. is Documentation Agent.

Certain of the lenders under the Facilities, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the Facilities, which are filed as Exhibits 10.14 and 10.16 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.14
364-Day Credit Agreement, dated as of June 20, 2012, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., Barclays Bank PLC, and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc., as Documentation Agent.

Exhibit 10.16
Five-Year Credit Agreement, dated as of June 20, 2012, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., Barclays Bank PLC, and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc., as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2012

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President

Exhibit Index

Exhibit Number	Description
Exhibit 10.14
364-Day Credit Agreement, dated as of June 20, 2012, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., Barclays Bank PLC, and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc., as Documentation Agent.

Exhibit 10.16
Five-Year Credit Agreement, dated as of June 20, 2012, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., Barclays Bank PLC, and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc., as Documentation Agent.